UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Precision BioSciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 314-5512

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2023, Precision BioSciences, Inc. (the “Company”) entered into an amended and restated development and license agreement (the “A&R Development and License Agreement”) with Prevail Therapeutics Inc. (“Prevail”), a wholly owned subsidiary of Eli Lilly and Company (“Lilly”). The A&R Development and License Agreement amends and restates the development and license agreement, dated as of November 19, 2020 (as amended prior to the A&R Development and License Agreement, the “Original Agreement”), by and between the Company and Lilly, which was previously assigned by Lilly to Prevail, effective November 1, 2022.

Pursuant to the terms of the A&R Development and License Agreement, Prevail and the Company will continue to collaborate on developing the Company’s ARCUS nucleases for the research and development of potential in vivo therapies for genetic disorders, including Duchenne muscular dystrophy and two additional gene targets. Prevail also continues to have the right to nominate up to three additional gene targets for genetic disorders. Prevail will oversee and fund preclinical research and investigational new drug application (“IND”)-enabling activities following creation, selection, in vivo development, and optimization of ARCUS nucleases with respect to the gene targets subject to the collaboration, which were previously conducted by the Company at its expense. Manufacturing initial clinical trial material for the first licensed product, which was previously the Company’s responsibility to conduct at Prevail’s expense, will instead be Prevail’s responsibility at Prevail’s expense. Prevail will continue to be responsible for, and must use commercially reasonable efforts with respect to, conducting clinical development and commercialization activities for licensed products resulting from the collaboration.

The Company believes that shifting portions of the preclinical and IND enabling activities on the collaboration targets to Prevail will allow the Company to further leverage its core capabilities in nuclease generation, development, and characterization for its internal wholly-owned programs.

Pursuant to the terms of the A&R Development and License Agreement, the Company may become eligible to receive milestone payments of up to an aggregate of $390 million to $395 million per licensed product, a decrease from $420 million as provided in the Original Agreement. This change reflects Prevail’s increased involvement in pre-clinical activities. The terms of potential nomination fees for additional targets and royalties on worldwide net sales of licensed products for which the Company may become eligible, as well as the terms of the Company’s right to elect to co-fund the clinical development of one licensed product under the Original Agreement, are not modified by the terms of the A&R Development and License Agreement.

The foregoing description of the A&R Development and License Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Development and License Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 8.01 Other Events.

The Company’s management believes that, as of June 30, 2023, the Company’s existing cash and cash equivalents, expected operational receipts, and available credit will be sufficient to fund its operating expenses and capital expenditure requirements through the first quarter of 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the benefits of the collaboration with Prevail, the receipt of any milestone, royalty, or other payments, clinical and regulatory development and expected safety, efficacy, and benefit of our platform and product candidates, expectations about our operational initiatives and business strategy, the focus of our clinical programs and our expected cash runway. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. These statements are neither promises nor guarantees, but involve number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to become profitable; our ability to procure sufficient funding and requirements under our current debt instruments and effects of restrictions thereunder; risks associated with raising additional capital; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities and preclinical and clinical studies; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; our or our collaborators’ ability to identify, develop and commercialize product candidates; pending and potential product liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates; our or our collaborators’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to obtain an adequate supply of T cells from qualified donors; our ability to achieve our anticipated operating efficiencies at our manufacturing facility; delays or difficulties in our and our collaborators’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; our ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations; our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; the rate and degree of market acceptance of any of our product candidates; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate executives and personnel; effects of system failures and security breaches; insurance expenses and exposure to uninsured liabilities; effects of tax rules; effects of the COVID-19 pandemic and variants thereof, or any pandemic, epidemic, or outbreak of an infectious disease; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events; effects of sustained inflation, supply chain disruptions and major central bank policy actions; market and economic conditions; risks related to ownership of our common stock, including fluctuations in our stock price, and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website under SEC Filings at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1†	Amended and Restated Development and License Agreement between Eli Lilly and Company and Precision BioSciences, Inc., dated June 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision BioSciences, Inc.

Date:	July 6, 2023	By:	/s/ John Alexander Kelly
John Alexander Kelly Chief Financial Officer